UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CYBEX INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY

CYBEX INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 4, 2005

The Annual Meeting of Shareholders of Cybex International, Inc., a New York corporation (the “Company”), will be held at the Company’s executive offices located at 10 Trotter Drive, Medway, Massachusetts 02053 on Tuesday, May 4, 2005 at 2:00 P.M., local time, for the following purposes:

1.	To elect three directors.

2.	To approve the Company’s 2005 Omnibus Incentive Plan.

3.	To approve an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized Common Shares from 20,000,000 shares to 30,000,000 shares.

4.	To approve the right of holders of certain Warrants to exercise and convert such Warrants into an aggregate of 25,000 Common Shares.

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 23, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

TO MAKE CERTAIN THAT YOUR SHARES WILL BE VOTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

By Order of the Board of Directors

Joan Carter
Secretary

Medway, Massachusetts

April 6, 2005

CYBEX INTERNATIONAL, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To be held on May 4, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cybex International, Inc. (“Cybex” or the “Company”) to be voted at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 4, 2005 and at any adjournments of the meeting (the “Annual Meeting”). Shareholders of record at the close of business on March 23, 2005 will be entitled to notice of, and to vote at, such meeting.

The mailing address of the Company’s principal executive offices is 10 Trotter Drive, Medway, Massachusetts 02053. The approximate date on which this Proxy Statement and the form of proxy were first sent or given to the shareholders of the Company was April 6, 2005.

The Annual Report of the Company for the year ended December 31, 2004, including audited financial statements, accompanies this Proxy Statement.

VOTING RIGHTS

As of the close of business on the record date, the Company had outstanding 15,118,288 common shares, par value $.10 per share (“Common Shares”). At all meetings of shareholders, holders of Common Shares are entitled to one vote, exercisable in person or by proxy, for each Common Share held.

Shareholders who execute proxies may revoke them at any time before they are voted by notice to the Company in writing or at the meeting or by delivering, at or prior to the meeting, a properly executed later-dated proxy. Shares represented by an effective proxy given by a shareholder will be voted as directed, unless authority to vote is withheld. If a signed proxy is received but no specification is made thereon, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors.

A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to conduct the election of directors and any other matters which may come before the meeting. If such a majority is represented at the meeting, then the nominees for director who receive the highest number of votes cast will be elected. The affirmative vote of a majority of all outstanding Common Shares is required for approval of the amendment to the Restated Certificate of Incorporation. The affirmative vote of at least a majority of the votes cast is required for the approval of the 2005 Omnibus Incentive Plan, the convertibility feature of the warrants and of any other matter coming before the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

ELECTION OF DIRECTORS

(Proposal No.1)

The Board of Directors currently consists of nine directors divided into three classes. Two persons are to be elected to the Board of Directors at the Annual Meeting to serve until the 2008 Annual Meeting and one person is to be elected to serve until the 2006 Annual Meeting. Management’s nominees for election as directors are Joan Carter and David Ferrari (to serve until 2008) and Milton Leontiades, Ph.D. (to serve until 2006). Alan

Weingarten, a director whose term expires at the Annual Meeting, is not standing for reelection, and the Board of Directors upon the Annual Meeting will immediately be reduced in size to eight. The Company’s remaining five directors will continue in office for the terms specified below. The persons named in the enclosed Proxy intend to vote for the election of the three nominees named above, unless instructions to the contrary are given therein. Proxies may not be voted for a greater number of persons than the number of nominees named below.

The nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominees as the Board of Directors of the Company may select.

Nominees for directors who receive a plurality of the votes cast by the holders of the outstanding Common Shares entitled to vote at the Annual Meeting will be elected. Abstentions, broker non-votes, and withheld votes are not counted in determining the number of votes cast for any nominee for director. The Board of Directors recommends a vote FOR each nominee.

The following table lists the name, age, principal occupation and certain business experience of each of the three nominees and the five continuing directors of the Company whose terms of office will continue after the Annual Meeting, the year in which each director’s term of office will expire (assuming, in the case of each of the nominees, such nominees are elected at the Annual Meeting) and the year in which each director was first elected as a director of the Company.

With the exception of Mr. Aglialoro and Ms. Carter, who are married, there are no family relationships between the directors and executive officers of the Company.

Name	Age at March 31, 2005	Principal Occupation and Certain Business Experience	Year Term Will Expire	Year First Became Director
Nominees for Director

Joan Carter	61	President and Chief Operating Officer of UM Holdings Ltd., which she co-founded in 1973. She served as a Director of Trotter Inc. from 1983 until its merger with the Company in 1997. Director, Penn Mutual Life Insurance Company and CarrAmerica Realty Corporation.	2008	1997

David Ferrari	68	Chief Executive Officer and owner since 1979 of Argus Management Corporation, a business consulting company. Mr. Ferrari is also a certified public accountant.	2008	2005

Milton Leontiades, Ph.D.	72	Dean, School of Business, Rutgers University-Camden, since 1991. Dr. Leontiades has specialized in his academic career in strategic planning and business management.	2006	2005

Continuing Directors

John Aglialoro	61	Chief Executive Officer of the Company since 2000. Chairman and Chief Executive Officer of UM Holdings Ltd., which he co-founded in 1973. He served as a Director of Trotter Inc. from 1983 until its merger with the Company in 1997.	2006	1997

Name	Age at March 31, 2005	Principal Occupation and Certain Business Experience	Year Term Will Expire	Year First Became Director

James H. Carll	56	Chairman, Archer & Greiner, A Professional Corporation, a law firm in which he has been a stockholder since 1983. Archer & Greiner acts as general counsel for the Company.	2007	1997

Arthur W. Hicks, Jr.	46	Chief Financial Officer of the Company since 2002. Vice President and Chief Financial Officer of UM Holdings Ltd. since 1988. He served as a Director of Trotter Inc. from 1994 to its merger with the Company in 1997. Mr. Hicks is also a certified public accountant.	2007	1997

Jerry Lee	68	Retired. Partner of Ernst & Young, LLP from 1969 to 1995, including managing partner of the Philadelphia office from 1979 to 1989. He served as a Director of Trotter Inc. from 1996 to its merger with the Company in 1997.	2006	1997

Harvey Morgan	63	Managing Director, Bentley Associates L.P., investment bankers, since 2004, a Principal of Shattuck Hammond Partners LLC from 2001 to 2004, a Managing Director of Pricewaterhouse Coopers Securities during 2001, and Executive Managing Director of JWGenesis Financial Corp. from 1996 to 2001. Director, Burlington Coat Factory Warehouse Corporation.	2007	2003

Meetings of the Board of Directors

The Board of Directors of the Company held six meetings during 2004. All directors attended more than 75% of the meetings of the Board and their respective Board committees.

Committees of the Board of Directors

The Board of Directors has standing Executive, Compensation, Stock Option, Nominating and Audit Committees. In addition, Dr. Leontiades and Messrs. Carll, Ferrari, Morgan, Weingarten and Lee (Chair) form an Independent Directors Committee, which meets periodically in executive session.

Executive Committee The Executive Committee consists of Joan Carter, James H. Carll and John Aglialoro (Chair). The Executive Committee has, with certain exceptions, all of the authority of the Board of Directors. The Executive Committee also makes recommendations regarding the administration of the Board of Directors and Director compensation. The Executive Committee did not meet during 2004 but did act by written consent.

Compensation Committee The Compensation Committee consists of James H. Carll and Joan Carter (Chair). The function of the Committee is to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Company. The Committee held three meetings during 2004.

Stock Option Committee The Stock Option Committee consists of Alan H. Weingarten and Harvey Morgan (Chair). The Committee administers the Company’s stock option plans, awarding stock options to key employees and nonemployee directors of the Company and determining the terms and conditions on which the options are granted. The Committee held three meetings during 2004.

Nominating Committee The Nominating Committee consists of John Aglialoro, Joan Carter and James Carll (Chair). Since under the listing standards of the American Stock Exchange (AMEX) Cybex constitutes a “controlled corporation”, the members of the Nominating Committee are not required to be independent as defined in the AMEX listing standards, and Mr. Carll is the only member of the Committee who is independent as defined by such listing standards. The Nominating Committee functions pursuant to a written charter adopted and approved by the Board of Directors, which can be accessed electronically at the Company’s website, www.cybexinternational.com. The Committee was formed during 2004 and held one meeting during that year.

The Nominating Committee identifies individuals qualified to become members of the Board of Directors, recommends to the Board director candidates for election at the annual meeting of shareholders, recommends to the Board the individual or individuals to be elected Chairman of the Board and Chief Executive Officer, considers the Chief Executive Officer’s recommendations for election as officers of the Company and recommends such to the Board, and recommends the assignment and rotation of members of the Committees of the Board.

The Nominating Committee will consider nominees recommended by security holders provided that the recommendations are made in accordance with the procedures described in this Proxy Statement under “Shareholder Proposals and Director Nominations for 2006 Annual Meeting.” Stockholders’ nominees that comply with these procedures will receive the same consideration as nominees received from other sources. Qualifications considered by the Nominating Committee in assessing director candidates include an understanding of business and financial affairs and the complexities of a business organization, a genuine interest in representing all of the shareholders and the interest of the Company overall, a willingness and ability to spend the necessary time required to function effectively as a director, an open-minded approach to matters and the resolve to independently analyze matters presented for consideration, and a reputation for honesty and integrity. In addition, a majority of the members of the Board should be independent as defined by Securities and Exchange Commission rules and the AMEX listing standards.

David Ferrari and Milton Leontiades, who were elected to the Board of Directors in 2005 and will stand for re-election at the Annual Meeting, were recommended to the Nominating Committee by John Aglialoro, the Company’s Chief Executive Officer.

Audit Committee The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, consists of Alan H. Weingarten, Harvey Morgan and Jerry Lee (Chair). The Committee has the responsibility and authority described in its charter, which can be accessed electronically at the Company’s website, www.cybexinternational.com. It is responsible for appointing the Company’s independent registered public accountants, approving the compensation paid to the independent registered public accountants and approving the services performed by the independent registered public accountants. The Audit Committee works closely with management and the independent registered public accountants and discusses and consults with management, the independent registered public accountants and the full Board with respect to the Company’s financial statements, accounting principles and reporting practices and its system of internal accounting controls. The Committee held seven meetings in 2004.

The Board of Directors has determined that the Audit Committee has at least one member (Mr. Lee) who is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. All members of the Audit Committee are independent, as defined by the AMEX listing standards.

Report of the Audit Committee on Audited Financial Statements

The Audit Committee of the Board of Directors functions pursuant to a written charter adopted and approved by the Board of Directors.

The Audit Committee is responsible for the appointment, compensation and oversight of the independent registered public accountants retained to audit the Company’s consolidated financial statements. The Audit

Committee consults with and reviews recommendations made by the independent registered public accountants with respect to financial statements, financial records, and financial controls of the Company.

Accordingly, the Audit Committee has (a) reviewed and discussed the audited financial statements with management; (b) discussed with KPMG LLP, the Company’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); (c) received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (d) discussed with KPMG LLP its independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee also discussed with KPMG LLP the overall scope and plans for its audit. The Audit Committee met with management and KPMG LLP, to discuss the results of the auditors’ examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, in reliance on management and the independent registered public accountants, and subject to the limitations of its role, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

This report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report by reference therein.

Members of the Audit Committee

Jerry Lee, Chair

Alan H. Weingarten

Harvey Morgan

Code of Ethics

Cybex has adopted, in addition to a Code of Corporate Conduct applicable to all of its officers and employees, a Code of Ethics specifically pertaining to its Chief Executive Officer, Chief Financial Officer (who is also the Chief Accounting Officer), Controller, and other senior officers performing similar financial management functions. The Code of Corporate Conduct and the Code of Ethics can be accessed electronically at the Company’s website, www.cybexinternational.com. Cybex intends to utilize its website for any required disclosures with respect to amendments to or waivers of any provision of the Code of Ethics.

Communications with the Board

Individuals may communicate with the Board by mailing the communication to Cybex International, Inc., Shareholder Communications, 10 Trotter Drive, Medway, MA 02053, to the attention of the Corporate Secretary. Communications that are intended specifically for non-management directors should be sent to the same address, to the attention of the Chair of the Audit Committee.

Director Attendance at Annual Meetings

It is the policy of the Company that all directors attend the Company’s Annual Meetings, absent illness or other unusual circumstances. All members of the Board attended the 2004 Annual Meeting.

Compensation of Directors

The Company’s compensation program for nonemployee directors during 2004 provided that each nonemployee director receive an annual retainer of $18,000, one-half of which was paid in shares of Company Common Stock (using the price per share on January 1 of such year) pursuant to the Company’s 2002 Stock Retainer Plan for Nonemployee Directors (the “Retainer Plan”). In addition, Committee chairmen receive an annual retainer of $3,200. Directors also receive $1,000 per day for each Board meeting attended, $500 per telephone meeting and $500 for each Committee meeting attended. During 2004 pursuant to the Retainer Plan, nonemployee directors serving the full year received 7,377 shares of Company Common Stock, representing the stock component of their annual retainer.

Certain Relationships and Related Transactions

John Aglialoro, Joan Carter and UM Holdings Ltd. (“UM”) together beneficially own approximately 51.6% of the Company’s Common Shares. Mr. Aglialoro and Ms. Carter are executive officers, directors and the principal stockholders of UM.

Mr. Aglialoro has served as the Chief Executive Officer of the Company since 2000. Mr. Aglialoro’s compensation is reviewed and considered by the full Board, without the participation of Mr. Aglialoro and Ms. Carter.

Arthur W. Hicks, Jr., UM’s Vice President and Chief Financial Officer, has served as Cybex’ Chief Financial Officer since 2002. Pursuant to a Services Agreement between Cybex and UM, UM provides Mr. Hicks’ services to Cybex and Cybex compensates UM for such services, at the rate of $192,000 per year in 2004 ($216,000 in 2005). Mr. Hicks expends approximately 80% of his working time on Cybex matters. Jordan Mersky, Vice President and General Counsel of UM, also served as General Counsel of Cybex until February, 2005. Such services were provided pursuant to a Services Agreement between Cybex and UM, pursuant to which UM provided Mr. Mersky’s services to Cybex, and Cybex compensated UM for such services, at the rate of $120,000 per year in 2004. Commencing January 2005, Cybex reimburses UM for certain office support at the rate of $28,500 per year. These arrangements have been considered by the Board and found to be fair and in the best interest of the Company.

During 2004 UM converted 32,886 shares of the Company’s Series B Convertible Cumulative Preferred Stock into 3,288,600 shares of Common Stock. At the time of conversion, in accordance with the terms of the Preferred Stock, accrued dividends of $522,000 were paid to UM. The Company also at such time paid to UM $353,000 in accrued interest. During 2004 UM provided the collateral to support a $2,945,722 letter of credit required in connection with the Company’s appeal of a judgment. The Company pays to UM a commitment fee with respect to such letter of credit of $30,000 per quarter. The Company will be required to reimburse UM if it suffers a loss with respect to this collateral support.

UM during 2004 agreed to pay to Cybex $250,000, representing the full cost of a sports stadium luxury box rented by Cybex, in return for use of the box. At December 31, 2004, UM owed $144,000 with respect to this obligation.

James H. Carll, a director of the Company, is a stockholder of Archer & Greiner, P.C., which acts as general counsel of the Company. Archer & Greiner also acts as counsel to UM.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors consists entirely of non-management directors and its primary function is to make recommendations to the Board of Directors concerning executive compensation and benefit policies for the Company.

The Committee believes that the most effective compensation program is one that provides executives with competitive base salaries and incentives to achieve both current and long-term strategic business goals of the Company. Compensation should reward results, not effort, and be tied to shareholder value.

The Company’s executive compensation programs are designed to:

1.	Align the interests of executive officers with the long-term interests of shareholders.

2.	Motivate and challenge executive officers to achieve both annual and long-term strategic business goals.

3.	Support an environment that rewards executive officers based upon corporate results.

4.	Attract and retain executive officers best qualified to promote the long-term success of the Company.

The basic components of executive officer compensation for 2004 consisted of base salary, annual incentive compensation and long-term incentives in the form of stock options. The executive officers also participate in employee benefit plans available generally to the Company’s employees.

The Compensation Committee believes that linking a portion of an executive’s current and potential future net worth to the Company’s success, as reflected in the stock price, gives the executive a stake parallel to that of the Company’s other owners and results in long-term management for the benefit of those owners. Consistent with this philosophy, the Compensation Committee has reinstituted the Company’s Stock Ownership Requirements Policy (the “Policy”) for the Company’s Named Executive Officers. The requirements of the Policy phase-in over a period of time. By December 31, 2009, and thereafter, the Chief Executive Officer will be required to own stock having a value equal to 200% of base salary, while the other executive officers will be required to own stock having a value equal to 100% of base salary. The value of shares owned by an officer (including shares of restricted stock, whether vested or unvested) will be included in determining an officer’s stock ownership for purposes of the Policy, but the value of any shares subject to unexercised stock options will not be counted. Executive officers covered by the Policy who do not make a bona fide effort to comply with the Policy may have future grants of stock options and restricted stock reduced or eliminated.

Base Salary: In determining executive compensation levels, the Committee reviewed compensation levels at manufacturing companies of comparable size to the Company. The base salary of each executive officer is determined at levels considered appropriate for comparable positions at these peer companies. The Committee’s policy is to target base salary at the peer median, ranging to the 75th percentile to reflect special circumstances. In 2004, executive officer base salaries were as a general matter at the peer median, and in any event not above the 75th percentile.

Annual Incentive Compensation. To reinforce the attainment of the Company’s goals, the Committee believes that a significant portion of the annual compensation of the Named Executive Officers should be in form of variable incentive pay. The Company instituted a performance-based bonus program for Named Executive Officers for 2004, which was based upon pre-tax earning targets, pursuant to which the Named Executive Officers could earn up to 30% of base salary, payable one-half in cash and one-half in restricted stock. These shares of restricted stock may not be sold or otherwise disposed of until the first anniversary after the date of grant, and are forfeited if the executive ceases employment with the Company prior to such date. Based upon actual 2004 performance, bonuses equal to 15% of base salary were paid.

Long-Term Incentive in Form of Stock Options. The Committee believes that significant management ownership of the Company’s stock effectively motivates the building of shareholder wealth and aligns the interests of management with those of the Company’s shareholders. The Committee also recognizes the dilutive effect that option grants can have on shareholder value. The Committee seeks to balance the need to provide management motivation with the shareholder cost of doing so. The goal is to use options as both a reward and a motivator.

Option grants, which are issued at a per share exercise price equal to the market price of the underlying Common Shares on the date of grant, are reviewed annually by the Stock Option Committee. A total of 496,500 options were issued to employees including executive officers during 2004. For further information with respect to options to the Named Executive Officers, see the tables under the headings “Option Grants in 2004” and “Aggregated Option Exercises in 2004 and Option Values at December 31, 2004.”

Chief Executive Officer Compensation. Mr. Aglialoro has served as Chief Executive Officer since 2000. Because Mr. Aglialoro is a principal stockholder of the Company and is married to Ms. Carter, decisions as to his compensation are determined by the full Board, without the participation of Mr. Aglialoro or Ms. Carter. For 2004, the Board approved a salary for Mr. Aglialoro of $360,000 per annum. Mr. Aglialoro also participated in the bonus program described above. In determining Mr. Aglialoro’s compensation, the Board considered the compensation of chief executive officers at peer companies and the importance of Mr. Aglialoro’s services to the Company.

While Mr. Aglialoro was not granted long-term incentive in the form of stock options in 2004, he is a significant shareholder in the Company (see “Security Ownership of Certain Beneficial Owners and Management”). The Board believes that Mr. Aglialoro’s stock ownership provides a significant incentive and aligns his interests directly with the Company’s shareholders. To the extent his performance as CEO translates into an increased value of the Company’s stock, all shareholders, including Mr. Aglialoro, will share the benefits.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for 2004 did not exceed the $1,000,000 limit per officer, and the Committee does not anticipate that the non-performance-based compensation to be paid the Company’s executive officers in the foreseeable future will exceed that limit.

Members of the Compensation Committee

Joan Carter, Chair

James H. Carll

Compensation Committee Interlocks and Insider Participation

The Compensation Committee during 2004 consisted of James H. Carll and Joan Carter (Chair).

Joan Carter is a Director, President and principal stockholder of UM, which is a major shareholder of the Company, and is married to John Aglialoro, the Company’s Chief Executive Officer. All compensation issues pertaining to Mr. Aglialoro are accordingly determined by the Board, acting without the participation of Mr. Aglialoro or Ms. Carter. James H. Carll is a stockholder of Archer & Greiner which acts as general counsel to the Company. See “Certain Relationships and Related Transactions.”

Performance Graph

The following graph compares the five-year cumulative total return (change in stock price plus reinvested dividends) on the Common Stock with the total returns of the American Stock Exchange Market Value Index, a broad market index covering stocks listed on the American Stock Exchange, and the companies in the Sporting and Athletic Goods industry (SIC Code 3949), a group encompassing approximately 15 companies (the “SIC Index”).

Comparison of 5 Year Cumulative Total Return of

Cybex International, Inc., Amex Market Value Index

and the SIC Index

	1999	2000	2001	2002	2003	2004
Cybex International, Inc.	$100.00	$78.59	$71.24	$53.33	$46.78	$155.81
SIC Index	100.00	114.39	135.53	92.05	121.03	134.10
Amex Mkt. Value Index	100.00	98.77	94.22	90.46	123.12	140.99

Assumes $100 invested on December 31, 1999 and dividends are reinvested. Source: CoreData, Inc.

Summary Compensation Table

The following table sets forth information with respect to the compensation for 2004, 2003 and 2002 of the persons (sometimes collectively referred to as the “Named Executive Officers”) who were, during 2004, the Chief Executive Officer, and the four other most highly compensated executive officers of the Company at the end of 2004 whose salary and bonus exceeded $100,000 for the year.

	Year	Annual Compensation (1)		Long Term Compensation		All Other Compensation (3)
Name and Principal Position		Salary	Bonus	Stock Awards ($)(2)	Securities Underlying Options (#)
John Aglialoro Chairman and Chief Executive Officer	2004 2003 2002	$367,923 359,507 326,092	$27,000 — —	$27,000 6,100 7,000	— — —	$2,422 2,376 1,548

Ray Giannelli (4) Senior Vice President – Research & Development	2004 2003 2002	172,791 122,597 141,923	172,316 222,211 23,796	8,438 — —	100,000 — —	761 526 2,245

Arthur W. Hicks, Jr. (5) Senior Vice President and Chief Financial Officer	2004 2003 2002	192,000 144,000 110,000	14,400 — —	14,400 — —	40,000 25,000 10,000	15,000 16,000 16,500

Galen S. Lemar Senior Vice President – Sales & Marketing	2004 2003 2002	188,248 153,135 139,077	13,875 — —	13,875 — —	50,000 — 25,000	1,669 1,244 1,184

Edward Kurzontkowski Senior Vice President of Manufacturing	2004 2003 2002	188,058 171,760 150,885	13,875 — —	13,875 — —	43,500 — 15,000	390 344 2,202

(1)	In accordance with the rules of the Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the officer for such year.
(2)	No unvested restricted stock was outstanding as of December 31, 2004. The 2004 restricted stock awards were issued in 2005 pursuant to the 2004 Management Incentive Compensation Bonus Program adopted pursuant to the 1995 Omnibus Incentive Plan and are valued on the basis of the closing price of the stock on December 31, 2004. These shares are subject to the restriction that the holder is continuously employed by the Company through the first anniversary of the date of grant. Dividends, to the extent declared on the Common Shares, would be payable with respect to these restricted shares. The stock awards received by Mr. Aglialoro in 2002 and 2003 were subject to the condition that the stock could not be sold or transferred for six months and consist of the 5,000 shares of common stock per annum received by Mr. Aglialoro for serving as Chairman during such years.
(3)	For 2004, (a) consists of the taxable portion of group term life insurance over $50,000, for Mr. Aglialoro, Mr. Giannelli, Mr. Lemar and Mr. Kurzontkowski, and (b) for Mr. Hicks, cash compensation received as a director.
(4)	Amounts listed for Mr. Giannelli under the column “Bonus” include sums paid to Mr. Giannelli under the Company’s Royalty Incentive Program, as follows: $163,878 for 2004, $222,211 for 2003 and $23,796 for 2002. Mr. Giannelli ceased participating in the Royalty Incentive Program during 2004.
(5)	Mr. Hicks’ services as Chief Financial Officer are provided to the Company through a Services Agreement with UM Holdings, Ltd. Mr. Hicks does not receive a salary or benefits from the Company; the amount shown under the column “Salary” constitutes service fees accrued to UM Holdings, Ltd. See “Certain Relationships and Related Transactions.” Mr. Hicks does participate in the Company’s Management Incentive Compensation Bonus Program adopted pursuant to the 1995 Omnibus Incentive Plan and also receives cash compensation as a director.

Option Grants in 2004

The following table shows all grants of options to the Named Executive Officers of the Company in 2004:

	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (2)
Name	Options Granted (# of Shares)	% of Total Options Granted To Employees in 2004	Exercise Price ($/Sh)	Expiration Date	0% ($)	5% ($)	10% ($)
John Aglialoro	—
Ray Giannelli	100,000	20.1%	$3.43	9/30/09	0	$94,765	$209,405
Arthur W. Hicks, Jr.	40,000	8.1%	1.22	1/5/14	0	30,690	77,775
Galen S. Lemar	50,000	10.1%	1.22	1/5/14	0	38,363	97,218
Edward Kurzontkowski	43,500	8.8%	1.22	1/5/14	0	33,375	84,580

(1)	The options were granted under the terms of the Company’s 1995 Omnibus Incentive Plan at a per share exercise price equal to the market price of a Common Share on the date of grant. Each option becomes exercisable over four years in annual increments of 25% beginning one year after the date of grant, except for the option granted to Mr. Giannelli which was fully vested upon grant. The Stock Option Committee has the right to accelerate the exercisability of any of the options. A bonus is payable upon exercise of the option granted to Mr. Giannelli (see “Employment Agreements”).
(2)	The potential realizable value is the product of (a) the difference between: (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (i.e., the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option; and (b) the number of securities underlying the grant at fiscal year-end. The dollar amounts under these columns are the result of calculations at 0% and the 5% and 10% assumed rates of appreciation prescribed by the Securities and Exchange Commission, and, therefore, are not intended to forecast possible future appreciation, if any, of the market price of the Company’s Common Shares. The actual value that any Named Executive Officer may realize, if any, will depend on the amount by which the market price of the Common Shares at the time of exercise exceeds the exercise price.

Aggregated Option Exercises in 2004 and

Option Values at December 31, 2004

The following table provides information as to the value of options held by the Named Executive Officers at year-end measured in terms of the closing price of a Common Share on December 31, 2004 ($4.09 per share). None of the Named Executive Officers exercised any options during 2004.

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Dec. 31, 2004 (#)	Value of the Unexercised In-the-Money Options at Dec. 31, 2004 ($)(2)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable
John Aglialoro	—	—	—/—	—/—
Ray Giannelli	—	—	100,000/—	$66,000/$—
Arthur W. Hicks, Jr.	—	—	11,250/63,750	28,388/178,062
Galen S. Lemar	—	—	15,000/60,000	35,850/167,400
Edward Kurzontkowski	—	—	21,500/53,500	38,645/150,045

(1)	Value realized is the difference between the market price of a Common Share on the date of exercise and the exercise price of the option, multiplied by the number of Common Shares underlying the option.
(2)	Value of unexercised “in-the-money” options is the difference between the market price of a Common Share on December 31, 2004 and the exercise price of the option, multiplied by the number of Common Shares underlying the option.

Equity Compensation Plan Information

The following table sets forth information of December 31, 2004 with respect to shares of Common Stock authorized for issuance under the Company’s equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	819,600	$1.92	342,143	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	819,600	$1.92	342,143

(1)	Includes 284,034 shares available for issuance under the Company’s 1995 Omnibus Incentive Plan, and 58,109 shares available for issuance under the Company’s 2002 Stock Retainer Plan for Nonemployee Directors. The 1995 Omnibus Incentive Plan terminated on March 7, 2005, and accordingly is no longer available for the grant of new benefits after that date.

Employment Agreements

The Company has entered into employment agreements with its executive officers, other than Mr. Hicks. Under these agreements, the officer’s employment may be terminated with or without cause at any time. In the event that the Company terminates the officer’s employment other than “for cause”, the Company is obligated to continue normal salary payments for periods varying from six months to two years. The employment agreements generally provide that upon a change of control, as defined, the officer may resign and receive the severance which would have been payable upon a non-cause termination; Mr. Aglialoro’s employment agreement does not, however, include a change of control provision. Pursuant to each employment agreement, the executive officer agrees not to compete with the Company during his employment and for periods following employment varying from six months to two years. During 2004, Mr. Giannelli entered into a new employment agreement in which among other things he agreed to withdrawal from participation in the Company’s Royalty Incentive Program. Under the new employment agreement Mr. Giannelli will be paid a bonus of $221,000 upon exercise of the options granted in connection with the agreement. Mr. Giannelli’s new agreement also provides that until April 30, 2006 he can elect to revert to the compensation arrangement in effect under his former employment agreement, including participation in the Royalty Incentive Program, in which case he would among other things forfeit such stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the number of Common Shares of the Company beneficially owned by each person known to us to own beneficially more than 5% of the Common Shares, by each director and nominee for director of the Company, by each of the Named Executive Officers identified herein under the caption “Summary Compensation Table”, and by all directors and executive officers of the Company as a group as of the record date, March 23, 2004. Except as otherwise indicated, all shares are owned directly.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
UM Holdings Ltd. 56 Haddon Avenue Haddonfield, New Jersey 08033	6,081,856	(1)	40.2%
John Aglialoro, Chairman and CEO (2)	7,796,624	(3)	51.6%
Joan Carter, Director (2)	7,796,624	(4)	51.6%
Gruber & McBaine Capital Management, LLC (5) 50 Osgood Place Penthouse San Francisco, CA 94133	1,076,947		7.1%
Pequot Capital Management, Inc. (6) 500 Nyala Farm Road Westport, CT 06880	975,000		6.5%
Ray Giannelli, Senior Vice President	102,063	(7)	*
Edward Kurzontkowski, Senior Vice President	35,767	(7)	*
Galen S. Lemar, Senior Vice President	35,892	(7)	*
Arthur W. Hicks, Jr., Director and CFO	45,569	(7)	*
James H. Carll, Director	34,667		*
David Ferrari, Director	2,000		*
Milton Leontiades, Director	0		—
Jerry Lee, Director	35,667		*
Harvey Morgan, Director	13,806		*
Alan H. Weingarten, Director	35,534		*
All directors, nominees and executive officers as a group (consisting of 13 persons)	8,149,339	(7)	53.2%
* Less than 1%

(1)	Represent shares owned by its wholly-owned subsidiaries, UM Equity Corp. and UM Investment Corporation.
(2)	Mr. Aglialoro and Ms. Carter’s address is the same as UM Holdings Ltd.
(3)	Includes (a) 6,081,856 shares beneficially owned by UM Holdings Ltd., of which Mr. Aglialoro is a principal stockholder, executive officer and director; and (b) 783,167 shares owned by his wife, Joan Carter, as to which beneficial ownership is disclaimed.
(4)	Includes (a) 6,081,856 shares beneficially owned by UM Holdings, Ltd., of which Ms. Carter is a principal stockholder, executive officer and director; and (b) 931,601 shares owned by her husband, John Aglialoro, as to which beneficial ownership is disclaimed.
(5)	Information is based upon filing made with the Securities Exchange Commission. The Company assumes no responsibility for the accuracy of such information. Gruber and McBaine Capital Management, LLC (“GMCM”) is a registered investment advisor whose clients have the right to receive or direct the receipt of dividends from, or the proceeds from the sale of, the shares. Jon D. Gruber (“Gruber”) and J. Patterson McBaine (“McBaine”) are the managers, controlling persons and portfolio managers of GMCM. GMCM, Gruber, McBaine, Eric Swergold (“Swergold”) and J. Lynn Rose (“Rose”) constitute a group within the meaning of Rule 13(d)-5(b) of the Exchange Act. GMCM has shared voting and investment power over 897,847 shares. Gruber, McBaine, Swergold and Rose have sole voting and investment power over 118,150, 50,300, 2,050 and 8,600 shares, respectively, and shared voting and investment power over 897,847 shares. Lagunitas Partners and Firefly Partners, LP are investment limited partnerships of which GMCM is the general partner; they disclaim beneficial ownership of the shares.

(6)	Information is based upon filing made with the Securities Exchange Commission. The Company assumes no responsibility for the accuracy of such information. Pequot Capital Management, Inc. is an investment advisor and as such has beneficial ownership through the investment discretion it exercises over its clients’ accounts.
(7)	The amount next to individual’s name includes shares which the individual has the right to acquire within sixty days through the exercise of stock options, as follows: Mr. Giannelli, 100,000 shares; Mr. Hicks, 30,000 shares; Mr. Kurzontkowski, 32,375 shares; Mr. Lemar, 32,500 shares. The number of shares which all directors and executive officers as a group have the right to acquire within sixty days is 200,375 shares of Company Common Stock. In each case the percent of class is calculated on the basis that such shares are deemed outstanding. No voting or investment power exists with respect to shares prior to acquisition. Shares beneficially owned by all directors and executive officers as a group include 6,081,856 shares beneficially owned by UM Holdings, Ltd., of which Mr. Aglialoro and Ms. Carter are principal stockholders.

APPROVAL OF 2005 OMNIBUS INCENTIVE PLAN

(Proposal No. 2)

Background

The Board of Directors is proposing for shareholder approval the 2005 Omnibus Incentive Plan (the “Omnibus Plan”). The Omnibus Plan is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of the Company and its subsidiaries, as well as consultants and others who provide services to the Company and its subsidiaries, by providing them opportunities to acquire shares of stock or to receive monetary payments, including payments based on the value of such shares, pursuant to the Benefits described herein. Furthermore, the Omnibus Plan, together with the Company’s Stock Ownership Requirements Policy (which is described in the “Report of the Compensation Committee on Executive Compensation”), is intended to assist in aligning the interests of the Company’s officers and key employees to those of its shareholders.

For the past ten years, the Company has employed its 1995 Omnibus Incentive Plan (the “1995 Plan”) for the purposes of retaining and attracting key employees. The 1995 Plan terminated March 7, 2005, and accordingly is no longer available for the grant of new Benefits. The Board of Directors, on the recommendation of the Compensation Committee, adopted, subject to shareholder approval, the Omnibus Plan on February 16, 2005.

In structuring the Omnibus Plan, the Board of Directors sought to continue the ability under the 1995 Plan to provide for a variety of awards that could be flexibly administered to carry out the purposes of the Omnibus Plan. This authority will permit the Company to keep pace with changing developments in management compensation and make the Company competitive with those companies that offer creative incentives to attract and retain key management employees. The flexibility of the Omnibus Plan will allow the Company to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The Omnibus Plan grants the administrators discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

The following summary of the Omnibus Plan is not intended to be complete and is qualified in its entirety by reference to the Omnibus Plan, a copy of which is attached as Exhibit A hereto.

Shares Available

The Omnibus Plan makes available for Benefits (as defined below) an aggregate amount of 1,000,000 Common Shares, subject to certain adjustments. Any shares of Common Stock subject to a stock option which for any reason is cancelled (excluding shares subject to a stock option cancelled upon the exercise of a related stock appreciation right) or terminated without having been exercised, or any stock awards or performance awards which are forfeited, may again be available for Benefits under the Omnibus Plan.

Administration

The Omnibus Plan provides for administration by a committee (the “Committee”) appointed by the Board of Directors from among its members (which may be the Compensation Committee), which shall be comprised of not less than two non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Committee is authorized, subject to the provisions of the Omnibus Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Omnibus Plan and to make such determinations and interpretations and to take such action in connection with the Omnibus Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Committee’s powers are the authority to select officers, other key employees, and consultants of the Company and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits. The Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits and to grant extensions and accelerations of Benefits.

Eligibility For Participation

Officers and other key employees of the Company or any of its subsidiaries, and consultants and others who provide services to the Company and its subsidiaries, are eligible to participate in the Omnibus Plan. The selection of participants from eligible persons is within the discretion of the Committee. The estimated number of employees who are eligible to participate in the Omnibus Plan is approximately 60.

Types Of Benefits

The Omnibus Plan provides for the grant of any or all of the following types of benefits: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards, including restricted stock; (4) performance awards; and (5) bonus stock purchase awards (collectively, “Benefits”). Benefits may be granted singly, in combination, or in tandem as determined by the Committee.

Stock Options

Under the Omnibus Plan, the Committee may grant awards in the form of options to purchase shares of the Common Stock. Options may be either incentive stock options, qualifying for special tax treatment, or non-qualified options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting, and the exercise price per share of stock subject to the option. The exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Omnibus Plan. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate, including, without limitation, compliance of an executive officer with the Company’s Stock Ownership Requirements Policy.

Stock Appreciation Rights (SARS)

The Omnibus Plan authorizes the Committee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment, in cash or Common Stock, equal to the excess of (x) the fair market value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the fair market value, or other specified valuation above fair market value, of such shares of Common Stock on the date the right is granted, all as determined by the Committee. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

Stock Awards

The Omnibus Plan authorizes the Committee to grant awards in the form of restricted or unrestricted shares of Common Stock, which includes mandatory stock bonus incentive compensation. Such awards will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability, continued employment and performance goals established by the Committee over a designated period of time.

Performance Awards

The Omnibus Plan allows for the grant of performance awards which may take the form of cash, shares of stock, performance units, performance shares, or any combination thereof. Such awards will be contingent upon the attainment over a period to be determined by the Committee of certain performance goals. The length of the performance period, the performance goals to be achieved and the measure of whether and to what degree such goals have been achieved will be determined by the Committee. Payment of earned performance awards will be made in accordance with terms and conditions prescribed or authorized by the Committee.

Bonus Stock Purchase Awards

The Committee may by written notice permit a participant selected by the Committee to elect to purchase shares of Common Stock with up to a maximum percentage, as determined by the Committee, of funds otherwise payable to such participant pursuant to a bonus incentive compensation program (“Bonus Stock Purchase Awards”). Only those participants who make timely Bonus Conversion Elections (as defined below) will be eligible to receive a Bonus Stock Purchase Award. The amount purchased in accordance with a Bonus Conversion Election will be subject to reduction or to such other limitations as are from time to time established by the Committee. Not later than on a participant’s annual bonus payment date, each participant selected by the Committee may make an irrevocable election (“Bonus Conversion Election”) to convert a fixed percentage of his or her annual incentive bonus for that fiscal year by filing a conversion election form (as may be prescribed by the Committee) with the Committee; provided, however, that any participant who is subject to Section 16 of the Exchange Act must elect to convert his or her annual incentive bonus at least six months prior to the day the amount of such bonus is determined, or at such other time as the Committee may establish. On a participant’s annual incentive bonus payment date, an amount equal to the portion of the participant’s bonus that is validly converted will be used to purchase a number of shares of Common Stock, at a per-share purchase price fixed by the Committee; provided, however, that the per-share purchase price will not be less than 85% of the fair market value of the Common Stock on the regular bonus payment date had it been paid in cash. Bonus Stock Purchase Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares.

Other Terms of Benefits

The Omnibus Plan provides that Benefits shall not be transferable otherwise than by will or the laws of descent and distribution. The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Notwithstanding the foregoing, the Committee may permit the transferability of an award by a participant to members of the participant’s immediate family or trusts or family partnerships for the benefit of such person.

Upon the grant of any Benefit, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Omnibus Plan. No Benefit shall be granted after February 16, 2015. The Board of Directors reserves the right to amend, suspend or terminate the Omnibus Plan at any time, subject to the rights of participants with respect to any outstanding Benefits.

The Omnibus Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company. In addition, if there is a Change in Control (as defined in the Omnibus Plan) of the Company, all then outstanding Stock Options and Stock Appreciation Rights immediately become exercisable.

Certain Federal Income Tax Consequences

The statements in the following paragraphs of the principal federal income tax consequences of Benefits under the Omnibus Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

Incentive Stock Options. Incentive stock options (“ISOs”) granted under the Omnibus Plan are intended to meet the definitional requirements of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”) for “incentive stock options”.

An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal “alternative minimum tax”, which depends on the employee’s particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until 3 months prior to the exercise thereof, except where such employment terminates by reason of disability (where the 3 month period is extended to 1 year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption “Non-qualified Options and Stock Appreciation Rights”.

Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the “applicable holding period”), the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period—thereby making a “disqualifying disposition”—the employee would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, income would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time).

An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a “disqualifying disposition” of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares.

The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 162(m) and 280G of the Code (as described below) do not apply.

Non-Qualified Options and Stock Appreciation Rights. Non-qualified stock options (“NSOs”) granted under the Omnibus Plan are options that do not qualify as ISOs. An individual who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR, except as indicated below. However, the individual generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of

(i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. If the NSO has an exercise price which at the time of grant is less than fair market value of the shares of Common Stock on the grant date, the holder generally will recognize ordinary income upon the vesting of the NSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of vesting over (ii) the exercise price. In addition, the holder may recognize ordinary income annually thereafter equal to the extent the fair market value of the Common Stock increases at year-end.

A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 162(m) and 280G of the Code do not apply.

Other Awards. With respect to other Benefits under the Omnibus Plan that are settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received.

With respect to Benefits under the Omnibus Plan that are settled in shares of Common Stock that are restricted to transferability or subject to a substantial risk of forfeiture—absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a “Section 83(b) election”)—an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable, (ii) the restrictions that impose a substantial risk of forfeiture of such shares (the “Restrictions”) lapse or (iii) income is required to be recognized under Section 409A of the Code, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such award, if any.

The ordinary income recognized by an employee with respect to the receipt of cash, shares of Common Stock or other property under the Omnibus Plan will be subject to both wage withholding and employment taxes.

The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 162(m) of the Code (as described below) do not apply.

Dividends and Dividend Equivalents. To the extent Benefits under the Omnibus Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the Omnibus Plan, an individual may recognize ordinary income with respect to such dividends or dividend equivalents.

Change in Control. As described above, upon a “change in control” of the Company, all of the then outstanding stock options and SARs will immediately become exercisable. In general, if the total amount of payments to an individual that are contingent upon a “change in control” of the Company (as defined in Section 280G of the Code), including payments under the Omnibus Plan that vest upon a “change in control”, equals or exceeds three times the individual’s “base amount” (generally, such individual’s average annual compensation for the five complete years preceding the change in control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation, provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company does not intend that any awards granted under the Omnibus Plan will qualify for the performance-based compensation exception to Section 162(m).

New Plan Benefits

The Company does not currently have plans for future award of Benefits.

Board Recommendation and Vote

The Omnibus Plan is being submitted for shareholder approval in accordance with the laws of the State of New York and to comply with rules of the Securities and Exchange Commission and the American Stock Exchange. The affirmative vote of at least a majority of the votes cast at the Annual Meeting, in person or by proxy, is required for approval of the Omnibus Plan. For purposes of determining the number of votes cast with respect to the matter, only those votes cast “for” or “against” are included, and abstentions and broker non-votes are not counted. If the Omnibus Plan is not approved by the shareholders, the Company will reconsider the alternatives available with respect to the compensation of officers and key employees.

The Board of Directors recommends a vote “FOR” approval of the Omnibus Plan.

APPROVAL OF AMENDMENT TO THE RESTATED

CERTIFICATE OF INCORPORATION

(Proposal No. 3)

The Company is currently authorized to issue 20,000,000 Common Shares, $.10 par value, of which 15,118,288 shares were outstanding as of the record date and 500,000 shares of Preferred Stock, $1.00 par value (“Preferred Stock”), none of which is outstanding.

The Board of Directors of the Company recommends that shareholders vote for the proposed amendment to increase the authorized shares of capital stock of the Company from 20,500,000 to 30,500,000 shares, of which 30,000,000 shares will be Common Shares and 500,000 shares will be Preferred Stock.

It is necessary to increase the number of authorized Common Shares to provide for continued flexibility and possible future financings, possible future acquisition transactions, stock dividends, stock splits and other general corporate purposes. Other than issuances of the Common Shares pursuant to the Company’s Stock Retainer Plan, the 2005 Omnibus Incentive Plan, if approved at the Annual Meeting, or in connection with outstanding warrants, the Company does not currently have any plans for the issuance of additional Common Shares.

Holders of Common Shares are not entitled to preemptive rights under the New York Business Corporation Law in connection with the proposed charter amendment. The potential future issuance of Common Shares authorized by the proposed charter amendment may adversely affect the rights and interests of the Company’s shareholders. The shareholders of the Company may experience dilution upon the issuance of Common Shares authorized by the proposed charter amendment. Further, although the proposal to increase the Company’s authorized Common Shares is not intended to encourage or discourage any attempts by third parties to gain control of the Company, it is possible that the proposal, if approved by the shareholders, could have such an effect. For example, such additional authorized Common Shares, upon issuance by the Company, could have the effect of diluting the voting power of the present outstanding shares of the Company which would, in turn, have the practical effect of frustrating the efforts of third parties attempting a merger or otherwise trying to gain control of the Company. Therefore, the proposal could be deemed to be disadvantageous by preventing the shareholders from participating in an offer from a third party whereby the shareholders could receive for all or some of the Common Shares a premium above market value at the time of the attempt to gain control.

Approval of the proposed charter amendment (the text of which is attached as Exhibit B hereto) requires the affirmative vote of the holders of a majority of the Company’s outstanding Common Shares. For purposes of determining the number of votes cast with respect to the matter, only those votes cast “for” or “against” are included, and abstentions and broker non-votes are not counted.

The Board of Directors recommends a vote “FOR” the proposed amendment to the Restated Certificate of Incorporation.

APPROVAL OF THE RIGHT OF HOLDERS OF CERTAIN

WARRANTS TO EXERCISE AND CONVERT SUCH

WARRANTS INTO COMMON STOCK

(Proposal No. 4)

The shareholders will be asked at the Annual Meeting to approve the right of holders of certain warrants (the “Warrants”) to exercise and convert such Warrants into an aggregate of 25,000 Common Shares, at an exercise price of $0.10 per share. The Common Shares issuable upon conversion of the Warrants equal less that 0.2% of the currently outstanding Common Shares. The closing price per share of the Common Shares on the American Stock Exchange on the record date was $            .

Overview and Background

During 2004, the Company consummated the private placement of 2,340,000 Common Shares to accredited, primarily institutional, investors, for which Oppenheimer & Co., Inc. acted as placement agent. The Warrants were issued to Oppenheimer & Co., Inc. and certain of its affiliates at the closing of this private placement.

Under the rules of the American Stock Exchange, the Company must obtain shareholder approval before the Warrants are exercisable into Common Shares. Accordingly, the Company agreed to submit to the shareholders at the Annual Meeting approval of the right of holders of the Warrants to exercise and convert such Warrants into an aggregate of 25,000 Common Shares and to include the Company’s recommendation to the shareholders that this proposal be approved.

Neither Oppenheimer and Co., Inc. nor any other holder of the Warrants is affiliated with the Company or, to the Company’s knowledge, any director or executive officer of the Company.

Terms of the Warrants

The following is a brief summary of the terms of the Warrants.

Upon the approval of this Proposal 4, the Warrants will be exercisable and convertible into an aggregate of 25,000 Common Shares, subject to customary antidilution adjustments. The Common Shares issuable upon conversion of the Warrants equal less than 0.2% of the currently outstanding Common Shares.

The exercise price payable to the Company upon exercise and conversion of a Warrant is $0.10 per share, subject to customary antidilution adjustments. The exercise price is payable in cash unless the holder elects, pursuant to the net exercise provision of the Warrant, to accept a lesser number of shares in a cashless exercise.

Until the Warrant is exercised, the holder of a Warrant has no rights as a shareholder, including any right to vote or receive dividends.

Each Warrant will expire and be void on August 4, 2009, to the extent not exercised on or prior to such date.

Board Recommendation and Vote

The affirmative vote of at least a majority of the votes cast at the Annual Meeting, in person or by proxy, is required for approval of the convertibility feature of the Warrants. For purposes of determining the number of votes cast with respect to the matter, only those votes cast “for” or “against” are included, and abstentions and broker non-votes are not counted

The Board of Directors recommends a vote “FOR” approval of the right to convert the Warrants into Common Shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of l934 requires the Company’s officers and directors, and any persons who own more than ten percent of the Company’s Common Shares to file reports of initial ownership of the Company’s Common Shares and subsequent changes in that ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during 2004 all Section 16(a) filing requirements were complied with.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR 2006 ANNUAL MEETING

Any proposals by a shareholder intended to be presented at the 2006 Annual Meeting of Shareholders must be received by the Company no later than December 7, 2005 and be in compliance with applicable Securities and Exchange Commission regulations, for inclusion in the Company’s Proxy Statement relating to such meeting.

The Company’s by-laws provide that any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage pre-paid, to the Secretary of the Company not later than (i) with respect to an election held at an annual meeting of shareholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A copy of the pertinent by-law provision, which sets forth additional requirements for the form of such notice, is available on request to the Corporate Secretary, Cybex International, Inc., 10 Trotter Drive, Medway, Massachusetts 02053.

In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of proxies solicited by the Board of Directors in connection with the 2005 Annual Meeting may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Company does not have notice on or before February 20, 2006.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed KPMG LLP, independent registered public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2004. Representatives of KPMG LLP are expected to attend the 2005 Annual Meeting of Shareholders of the Company and will be afforded an opportunity to make a statement and to respond to appropriate questions.

Audit Fees. During the preceding two fiscal years, KPMG LLP provided services to the Company in the following categories and amounts:

	2004	2003
Audit Fees	$225,000	$215,600

Audit-Related Fees	—	—

Tax Fees	54,000	51,199

All Other Fees	—	—

The Audit Committee reviewed the above non-audit services and has determined that the provision thereof is compatible with maintaining auditor independence. It is the policy of the Audit Committee that all services provided by its independent registered public accountants are subject to prior Committee approval.

SOLICITATION OF PROXIES

Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone, telegraph or otherwise, but such persons will not be specially compensated for such service. Banks and brokers will be requested to solicit proxies from their customers, where appropriate, and the Company will reimburse them for their reasonable expenses. The cost of such solicitation will be borne by the Company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referencing you to those documents. The information that we incorporate by reference is considered to be part of this Proxy Statement.

We incorporate by reference into this Proxy Statement, under Item 13(b) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934, as amended, our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, a copy of which accompanies this Proxy Statement. In addition, our Annual Report on Form 10-K has been field with the SEC and may be accessed from the SEC’s homepage at www.sec.gov.

OTHER MATTERS

Management is not aware of any matters to be presented for action at the meeting other than the election of directors and does not intend to bring any other matters before the meeting. However, if other matters properly come before the meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.

By Order of the Board of Directors

Joan Carter
Secretary

Medway, Massachusetts

April 6, 2005

EXHIBIT A

CYBEX INTERNATIONAL, INC.

2005 OMNIBUS INCENTIVE PLAN

1. Purpose. The Cybex International, Inc. 2005 Omnibus Incentive Plan (the “Plan”) is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of Cybex International, Inc. (the “Company”) and its subsidiaries, as well as consultants and other persons who provide services to the Company and its subsidiaries, by providing them opportunities to acquire shares of the common stock, $.10 par value per share, of the Company (“Common Stock”) or to receive monetary payments, including payments based on the value of such shares, pursuant to the Benefits described herein. Furthermore, the Plan, together with the Company’s Stock Ownership Requirements Policy, is intended to assist in aligning the interests of the Company’s officers and key employees to those of its shareholders.

2. Administration. (a) The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee or an Option Committee), which shall be comprised of not less than two non-employee directors within the meaning of Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

(b) The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or to a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers and key employees of the Company who are subject to Section 16 of the Exchange Act, (ii) in any way which would jeopardize the Plan’s qualification under Rule 16b-3 or (iii) with respect to Benefits which are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

3. Participants. Participants will consist of such officers and key employees of, and consultants and other persons who perform services for, the Company and its subsidiaries as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Non-employee directors of the Company shall not be eligible to participate in the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Bonus Stock Purchase Awards (each as described below, and collectively, the “Benefits”). Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve.

5. Common Stock Available under the Plan. The aggregate number of shares of Common Stock that may be subject to Benefits, including Stock Options, granted under this Plan shall be 1,000,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance

1

with Section 11 hereof. Any shares of Common Stock subject to a Stock Option which for any reason is cancelled (excluding shares subject to a Stock Option cancelled upon the exercise of a related Stock Appreciation Right) or terminated without having been exercised, or any Stock Awards or Performance Awards which are forfeited, shall again be available for Benefits under the Plan, to the extent permitted by Rule 16b-3 under the Exchange Act regarding the availability of such shares.

6. Stock Options. Stock Options will consist of awards from the Company that will enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price. Stock Options may be “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Code or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

(a) Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, that the per-share exercise price for Incentive Stock Options shall not be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date the option is granted.

(b) Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, whereupon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate, including, without limitation, compliance of the participant with the Company’s Stock Ownership Requirements Policy.

(c) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option at the date of grant.

(d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the

2

Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

7. Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, options. A Stock Appreciation Right means a right to receive a payment, in cash or Common Stock, equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation above Fair Market Value, of such shares of Common Stock on the date the right is granted, all as determined by the Committee. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time, including, without limitation, rights conditioned upon the occurrence of certain events, such as a Change in Control (as defined below) of the Company.

8. Stock Awards. Stock Awards (which includes mandatory stock bonus incentive compensation) will consist of Common Stock transferred to participants with or without other payments therefore as additional compensation for services to the Company. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, which may include, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9. Performance Awards. (a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may take the form of, as determined by the Committee, including, without limitation, cash, shares of Common Stock, performance units and performance shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives. The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance goals may be based upon, without limitation, Company-wide, divisional, project team, and/or individual performance.

(b) The Committee shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

(c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee.

10. Bonus Stock Purchase Awards. (a) The Committee may by written notice permit a participant selected by the Committee to elect to purchase shares of Common Stock with up to a maximum percentage, as determined by the Committee, of funds otherwise payable to such participant pursuant to the Company’s annual bonus incentive compensation program (“Bonus Stock Purchase Awards”). Only those participants who make timely Bonus Conversion Elections (as defined below) shall be eligible to receive a Bonus Stock Purchase Award. The amount purchased in accordance with a Bonus Conversion Election shall be subject to reduction or to such other limitations as are from time to time established by the Committee.

3

(b) Not later than on a participant’s annual bonus payment date, each participant selected by the Committee may make an irrevocable election (“Bonus Conversion Election”) to convert a fixed percentage of his or her annual incentive bonus for that fiscal year by filing a conversion election form (as may be prescribed by the Committee) with the Committee; provided, however, that any participant who is subject to Section 16 of the Exchange Act must elect to convert his or her annual incentive bonus at least six months prior to the day the amount of such bonus is determined, or at such other time as the Committee may establish.

(c) On a participant’s annual incentive bonus payment date, an amount equal to the portion of the participant’s bonus that is validly converted shall be used to purchase a number of shares of Common Stock at a per-share purchase price fixed by the Committee; provided, however, that the per-share purchase price shall not be less than 85% of the Fair Market Value of the Common Stock on the regular bonus payment date had it been paid in cash. On the same date or as soon as practicable thereafter, such number of shares of Common Stock shall be registered in the participant’s name, and stock certificates shall be issued therefore to the participant.

(d) Bonus Stock Purchase Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares. The Committee may also require that stock certificates evidencing such shares bear restrictive legends until the restrictions thereon shall have lapsed.

11. Adjustment Provisions; Change in Control. (a) If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

(b) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options and Stock Appreciation Rights shall immediately become exercisable. For purposes of this Section 11(b), a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company’s Board of Directors or any individuals who would be “Continuing Directors” (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

(ii) The Company’s Common Stock shall cease to be publicly traded; or

4

(iii) The Company’s Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

(iv) The Company’s Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 11(b)(i) or (ii) above, and such transaction shall have been consummated.

For purposes of this Section 11(b), “Continuing Directors” shall mean the directors of the Company in office on the Effective Date (as defined below) and any successor to any such director and any additional director who after the date of such effectiveness (i) was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and (ii) is not an “affiliate” or “associate” (as defined in Regulation 12B under the Exchange Act) at the time of his nomination or selection of any person who first became, after the Effective Date, the beneficial owner, directly or indirectly, of securities representing ten percent (10%) or more of the combined voting power of the Company’s outstanding securities then ordinarily entitled to vote for the election of directors.

The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16(a) of the Exchange Act.

12. Nontransferability. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant while the participant is rendering services to the Company, each Stock Option or Stock Appreciation Right theretofore granted to him shall be exercisable during such period after his death as the Committee shall in its discretion set forth in such option or right at the date of grant (but not beyond the stated duration of the option or right) and then only:

(a) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution; and

(b) To the extent that the deceased participant was entitled to do so at the date of his or her death. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the award of the Benefit.

13. Other Provisions; Forfeiture. (a) The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change in control of the Company, for the payment of the value of Benefits to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.

5

(b) If the Company is required to prepare an accounting restatement due to the material non-compliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of any Benefit earned or accrued during the twelve month period following the first public issuance or filing with the Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

14. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price for the Company’s Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company’s Common Stock is readily tradable on a national securities exchange or other market system, and if the Company’s Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

15. Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipients an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount to be withheld.

16. Tenure. A participant’s right, if any, to continue to serve the Company as an officer, employee, consultant, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

17. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

18. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

19. Duration, Amendment and Termination. No Benefit shall be granted more than ten years after the Effective Date. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this

6

Plan, or any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 19 shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant’s consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) materially increase the total number of shares which may be issued under the Plan; (ii) materially increase the amount or type of Benefits that may be granted under the Plan; or (iii) materially modify the requirements as to eligibility for Benefits under the Plan.

20. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

21. Compliance with Rule 16b-3; Section 162(m). (a) With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successors) promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

(b) With respect to awards issued to participants that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Plan shall, for all purposes, be interpreted and construed with respect to such awards in the manner that would result in such interpretation or construction satisfying the exemptions available under Section 162(m) of the Code.

22. Effective Date. (a) The Plan shall become effective as of February 16, 2005 , the date on which the Plan was adopted by the Board of Directors (the “Effective Date”), provided that the Plan is approved by the shareholders of the Company at an annual meeting or any special meeting of shareholders of the Company, and such approval of shareholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of shareholders shall be effective for purposes of Section 16 of the Exchange Act as of the date such shareholder approval is obtained and for all other purposes as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such shareholder approval, and if shareholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

(b) This Plan shall terminate on February 15, 2015 (unless sooner terminated by the Board of Directors).

7

EXHIBIT B

Proposed Amendment to the Restated

Certificate of Incorporation

of

Cybex International, Inc.

The first paragraph of Article THIRD of the Company’s Restated Certificate of Incorporation is proposed to be amended to read in its entirety as follows:

“THIRD: The total number of shares of all classes which the corporation shall have the authority to issue is thirty million five hundred thousand (30,500,000) of which five hundred thousand (500,000) are to be Preferred Shares of the par value of one dollar ($1) per share, and thirty million (30,000,000) are to be Common Shares of the par value of ten cents ($.10) per share. The Preferred Shares shall consist of such one or more series as may be established from time to time by the Board of Directors of the Corporation pursuant to the authority hereinafter granted.”

REVOCABLE PROXY

CYBEX INTERNATIONAL, INC.

PLEASE MARK VOTES

AS IN THIS EXAMPLE

2005 Annual Meeting of Shareholders

PROXY FOR HOLDERS OF COMMON STOCK

Proxy Solicited on Behalf of The Board of Directors

The undersigned hereby appoints PAUL HORGAN and JAMES H. CARLL, or any of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of Cybex International, Inc. to be held on May 4, 2005, or at any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of Cybex International, Inc. which the undersigned would be entitled to vote if personally present:

1. The election as directors of all nominees listed (except as marked to the contrary below):

Joan Carter		David Ferrari	Milton Leontiades

For	With- hold	For All Except

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that nominee(s)’ name in the space provided below.

2. Approval of the 2005 Omnibus Incentive Plan.

For	Against	Abstain

3. Approval of Amendment to Restated Certificate of Incorporation.

For	Against	Abstain

4. Approval of Right to exercise certain Warrants.

For	Against	Abstain

5. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the election of the nominees listed above, FOR the 2005 Omnibus Incentive Plan, FOR the Amendment to Restated Certificate of Incorporation and FOR the right to exercise certain Warrants. This proxy may be revoked at any time prior to the time it is voted.

When signing the proxy, please date it and take care to have the signature conform to the shareholder’s name as it appears on this proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

Please be sure to sign and date

this Proxy in the box below.                    Date

Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

CYBEX INTERNATIONAL, INC.

You are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.